Exhibit 4.5

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of September 30, 2003, by and among Arotech Corporation, a Delaware corporation (f/k/a Electric Fuel Corporation) (the "Parent"), I.E.S. Defense Services, Inc. ("IDS") and IES Interactive Training, Inc. ("IES" and, together with IDS and the Parent, the "Debtors") and the secured parties signatory hereto (each, a "Secured Party", and collectively, the "Secured Parties").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, pursuant to the Securities Purchase Agreement, dated the date hereof between and among the Parent and the Secured Parties, the Secured Parties have agreed to purchase 8% Secured Convertible Debentures, due September 30, 2006 (the "Debentures"); and

         WHEREAS, the Debtors executed and delivered to the Secured Parties a security agreement, dated the date hereof (the "Security Agreement", and together with this Agreement, the "Security Agreements"), for the benefit of the Secured Parties and to grant to them a security interest in certain property of the Debtors to secure the prompt payment, performance and discharge in full of all of the Parent's obligations under the Debentures and related transaction documents; and

         WHEREAS, it is contemplated that the Secured Parties shall be granted
(i) a first priority, perfected security interest in the Parent Collateral (as defined below) and (ii) a second priority security interest in the IES Collateral (as defined below), and that the Collateral (as defined below) will secure all of the outstanding Obligations on a pro rata basis.

         NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "general intangibles" and "proceeds") shall have the respective meanings given such terms in Article 9 of the UCC.

              (a) "Acquisition" shall mean the purchase, acquisition by lease, exchange, merger, consolidation, succession or other acquisition by or on behalf of the Parent (whether directly or indirectly through a Subsidiary or other entity currently existing or hereafter created in which Parent or any of its subsidiaries own more than 50% of the ownership interests) of more than 10% of the stock or assets of any entity. Assets so acquired that are held by Electric Fuel Battery Corporation ("EFBC") for use by EFBC in its zinc-air military battery business ("Battery Assets"), or stock acquired by EFBC of entities the primary business assets of which consist of Battery Assets, shall not be deemed to be Acquisitions under this agreement, provided that the consideration paid for such stock and/or asset should not exceed $1,000,000.



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              (b) "Agent" means Smithfield Fiduciary LLC as agent for each of the Secured Parties pursuant to this Agreement and the Security Agreement, or such other Person as shall have been subsequently appointed as a successor agent pursuant to this Agreement.

              (c) "Collateral" the Parent Collateral and the IES Collateral.

              (d) "Copyrights" means any and all of Debtors' (i) copyrights in computer software owned by the Company, including any revisions and derivative works, whether registered or not and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including, without limitation, those set forth on Exhibit A attached hereto and (ii) copyrights, copyright applications, copyright registration and like protections in each work of authorship and any derivative work thereof, including computer programs, that is created by the Debtors, whether published or unpublished and whether or not the same also constitutes a trade secret, and all copyright licenses now or hereafter existing, created, acquired or held by the Debtors, including, without limitation, those registrations and applications set forth on Exhibit A attached hereto.

              (e) "IES Collateral" means all right, title and interest in and to all of Trademarks, Patents, Copyrights, domain names and other general intangible property of IES, all trade secrets, intellectual property rights in IES' computer software and computer software products, design rights which may be available, owned or licensed to IES, all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing of IES' rights to proceeds arising from any and all claims for damages by way of past, present and future infringement of any Collateral with the right but not the obligation to sue on behalf of and collect such damages for said use or infringement of the Copyrights, Patents or Trademarks, and IES' rights with respect to licenses granted by IES to third parties or licensed to IES to use any of the Copyrights, domain names, Patents or Trademarks, and all license fees and royalties due to IES arising from such use to the extent permitted by such license or rights, all of which are now or hereafter existing, created, acquired or held. The term "IES Collateral" shall include all of the foregoing items, whether presently owned or existing or hereafter acquired or coming into existence, all of IES' additions and accessions thereto, all of IES' substitutions and replacements thereof, and all of IES' proceeds, products and accounts thereof, including without limitation all proceeds from the licensing or sale or other transfer of Collateral and of insurance covering the same and of any tort claims in connection therewith.

              (f) "Parent Collateral" means all of the following hereafter acquired or coming into existence as a result of an Acquisition: all of the Parent's right, title and interest in and to all of Trademarks, Patents, Copyrights, domain names and other general intangible property of the Parent, all Parent's trade secrets, Parent's intellectual property rights in Parent's computer software and Parent's computer software products, design rights which may be available, owned or licensed to the Parent, all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing Parent's rights to proceeds arising from any and all claims for damages by way of past, present and future infringement of any Collateral with the right but not the obligation to sue on behalf of and collect such damages for said use or infringement of the Copyrights, Patents or Trademarks, and Parent's rights with respect to licenses granted by Parent to third parties or licensed to Parent



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to use any of the Copyrights, domain names, Patents or Trademarks, and all license fees and royalties due to the Parent arising from such use to the extent permitted by such license or rights, all of which are now or hereafter existing, created, acquired or held. The term "Parent Collateral" shall include all of the foregoing items, all of Parent's additions and accessions thereto, all of Parent's substitutions and replacements thereof, and all of Parent's proceeds, products and accounts thereof, including without limitation all proceeds from the licensing or sale or other transfer of Collateral and of insurance covering the same and of any tort claims in connection therewith.

              (g) "Obligations" means all of the Debtors' obligations under this Agreement, the Debentures, the Security Agreement, the Purchase Agreement and the transaction documents contemplated thereby, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

              (h) "Patents" means all of the Debtors' patents, patent applications, patent licenses, letters patent and like protections of the United States or any other country, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, all of which are now or hereafter existing, created, acquired or held and including, without limitation, those registrations and applications set forth on Exhibit B attached hereto and all goodwill associated with or symbolized by any of the foregoing.

              (i) "Trademarks" means any Debtor trademark or service mark right, whether or not registered, Debtors' applications to register and registrations of the same and like protections, any trademark or service mark licenses and the entire goodwill of the business of the Debtors connected with or symbolized by such trademarks or service marks, including all renewals thereof all of which are now or hereafter existing, created, acquired or held, including, without limitation, those registrations and applications set forth on Exhibit C attached hereto all goodwill associated with or symbolized by any of the foregoing.

              (j) "UCC" means the Uniform Commercial Code and/or any other applicable law of each jurisdiction in which any Debtor is incorporated or organized (including, without limitation the State of Delaware) and any jurisdiction as to any Collateral located therein.

         2. Grant of Security Interest.

         (a) As an inducement for the Secured Parties to enter into the Purchase Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each of the Debtors hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Agent for itself and for the benefit of each of


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the Secured Parties, a perfected, first priority security interest in, a first lien upon and a right of set-off against all of the Debtors' right, title and interest of whatsoever kind and nature in and to the Parent Collateral (the "First Priority Security Interest").

              (b) As an inducement for the Secured Parties to enter into the Purchase Agreement and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each of the Debtors hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Agent for itself and for the benefit of each of the Secured Parties, a continuing second priority security interest in, and second lien upon and a right of set-off against all of the Debtors' right, title and interest of whatsoever kind and nature in and to the IES Collateral (the "Second Priority Security Interest", and together with the First Priority Security Interest, the "Security Interests"), junior only to the first priority security interest (the "First Investors' Security Interest") in the Parent Collateral in favor of certain investors (the "First Investors") pursuant to that certain IP Security Agreement (the "First Investors' Security Agreement"), dated December 31, 2002, by and among the Parent, its subsidiaries parties thereto and the First Investors.

         3. Representations, Warranties, Covenants and Agreements of the Debtors. The Debtors jointly and severally represent and warrant to, and covenant and agree with, the Secured Parties as follows:

              (a) Each Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor.

              (b) Except for the Security Interests and as set forth in Schedule 3(b) hereto, the Collateral is owned solely by the Debtors (except for non-exclusive licenses granted by the Debtors in the ordinary course of business), free and clear of any liens, security interests or encumbrances, and is fully authorized to grant the Security Interests in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement or transfer or any notice of any of the foregoing (other than those that have been filed in favor of (i) the Secured Parties pursuant to this Agreement and
(ii) the First Investors pursuant to the First Investors' Security Agreement with respect to the IES Collateral) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

              (c) Exhibit A sets forth a true and complete list of all Debtors' registrations and applications for Copyrights in existence as of the date of this Agreement. Exhibit B sets forth a true and complete list of all Debtors' registrations and applications for Patents that have been filed as of the date of this Agreement. Exhibit C sets forth a true and complete list of all Debtors' registrations and applications for Trademarks filed as of the date of this Agreement. The Debtors shall, within ten (10) days of obtaining knowledge thereof, advise


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the Secured Parties in writing of any change in the composition of the
Collateral, including, without limitation, any subsequent ownership rights of the Debtors in or to any Copyrights, Patents or Trademarks.

              (d) Each of the Patents, Trademarks and Copyrights is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any of the Patents, Trademarks or Copyrights or the Debtors' use of any Collateral violates the rights of any third party. There has been no adverse decision to the Debtors' claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtors' right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Debtors, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

              (e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing first priority liens in the Parent Collateral and a valid and continuing second priority lien in the IES Collateral subordinate only to the First Investors' Security Interest. The principal place of business of the Debtors is located at the address set forth in Schedule A hereto, and will not be moved without notice to each Secured Party.

              (f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, including the Collateral listed on the Exhibits hereto, securing the payment and satisfaction of the Obligations, and, upon making the filings described in the immediately following sentence, (i) a perfected first priority interest in the Parent Collateral that is senior to all existing and hereinafter created security interests and (ii) a second priority security interest in the IES Collateral that is senior to all existing and hereinafter created security interests except for the First Investors' Security Interest. Except for (x) the filing of this Agreement with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the filing of this Agreement with the United States Copyrights Office with respect to the Copyrights, and (y) the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated in Schedule A, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Debtors of, or the effectiveness of, the Security Interests granted hereby or for the execution, delivery and performance of this Agreement by the Debtors or (ii) for the perfection of or exercise by the Secured Parties of its rights and remedies hereunder. The Debtors acknowledge and agree that a copy of this Agreement (or instruments executed and delivered pursuant hereto) will be filed and recorded with each of the United States Patent and Trademark Office and the United States Copyrights Office with respect to the Patents, Trademarks and Copyrights that are now or hereafter in existence.


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              (g) The Debtors acknowledge and agree that on the date of
execution of this Agreement, the Secured Parties will: (i) file one or more financing statements under the UCC with respect to the Security Interests for filing with the jurisdictions indicated on Schedule A, attached hereto and in such other jurisdictions the Secured Parties may deem necessary and (ii) one or more executed recordation sheets relating to the filing and recording of this Agreement with each of the United States Patent and Trademark Office and the United States Copyrights Office with respect to the Patents, Trademarks and Copyrights that are now in existence.

              (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Debtors are a party or by which the Debtors are bound. No consent (including, without limitation, from stock holders or creditors of the Debtors) is required for the Debtors to enter into and perform their obligations hereunder.

              (i) The Debtors shall at all times maintain the liens and Security Interests provided for hereunder as valid liens and security interests in the Collateral in favor of each of the Secured Parties to ensure that such liens and Security Interests are and remain senior to all not existing and hereafter created security interests and liens. The Collateral will be kept free of all liens, security interest, claims and encumbrances whatsoever, except for the First Investors' Security Interest. Each Debtor hereby agrees to defend the same against any and all persons. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Agent and/or Secured Parties, the Debtors will sign and deliver to the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Parties and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Debtors shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and the Debtors shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

              (j) The Debtors will not allow any Collateral to be abandoned, forfeited or dedicated to the public without the prior written consent of the Secured Parties. The Debtors will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Debtors in the ordinary course of business), sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Parties.

              (k) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Agent, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties' security interest therein.

              (l) The Debtors shall permit the Secured Parties and its representatives and agents upon reasonable prior notice to inspect the Collateral at any time


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during normal business hours, and to make copies of records pertaining to the
Collateral as may be requested by the Secured Parties from time to time.

              (m) Each Debtor shall, at its own expense, take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

              (n) Each Debtor shall promptly notify the Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtors that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

              (o) Each Debtor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on the Secured Parties' rights in the Collateral or Secured Parties' ability to foreclose on the Collateral.

              (p) The Debtors shall not grant to any person or entity any rights or interests in or to any of the Collateral that are senior to, or pari passu with, the Secured Parties.

              (q) Each Debtor shall notify the Agent of any change in such Debtor's name, identity, chief place of business, chief executive office or residence within 5 days of such change.

              (r) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Debtors with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

         4. Defaults. The following events shall be "Events of Default":

              (a) The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

              (b) Any representation or warranty of the Debtors in this Agreement or in the Security Agreement shall prove to have been incorrect in any material respect when made; and

              (c) The failure by a Debtor to observe or perform any of its obligations hereunder or in the Security Agreement for ten (10) days after receipt by the Debtors of notice of such failure from the Secured Parties.

         5. Duty To Hold In Trust. Upon the occurrence and during the continuation of any Event of Default, the Debtors shall, upon receipt by it of any revenue, income or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse

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and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

         6. Rights and Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, the Agent (on behalf of, and for the benefit of itself and each of the Secured Parties) shall have the right to exercise all of the remedies conferred hereunder, under the Debentures and under the Security Agreements, and the Agent and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties shall have the following rights and powers:

              (a) The Agent shall have the right to take possession of all tangible manifestations or embodiments of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Debtors shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Debtors' premises or elsewhere.

              (b) The Agent shall have the right to operate the business of the Debtors using the Collateral and shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Debtors or right of redemption of the Debtors, which are hereby expressly waived. Upon each such sale, assignment or other transfer of Collateral, the Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Debtors, which are hereby waived and released.

              (c) The Agent may license or, to the same extent the Debtors is permitted by law and contract to do so, sublicense, whether on an exclusive or non-exclusive basis, any of the Collateral throughout the world for such period, on such conditions and in such manner as the Secured Parties shall, in its reasonable discretion, determine.

              (d) The Agent may (without assuming any obligations or liabilities thereunder), at any time, enforce (and shall have the exclusive right to enforce) against licensee or sublicensee all rights and remedies of the Debtors in, to and under any license agreement with respect to such Collateral, and take or refrain from taking any action thereunder.

              (e) The Agent may, in order to implement the assignment, license, sale or other disposition of any of the Collateral pursuant to this Section, pursuant to the authority provided for in Section 12, execute and deliver on behalf of the Debtors one or more instruments of assignment of the Collateral in form suitable for filing, recording or registration in any jurisdictions as the Secured Parties may determine advisable.


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              (f) In the event that any Secured Party shall recover from the
Debtors or the Collateral more than its pro rata share of the Obligations owed to all Secured Parties hereunder, whether by agreement, understanding or arrangement with the Debtors or any other Person, set off or other means, such Secured Party shall immediately deliver or pay over to the other Secured Parties their pro rata portion of any such recovery in the form received.

              (g) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Secured Parties and that Secured Parties have a security interest therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Secured Parties, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Secured Parties and are payable directly and only to Secured Parties and the Debtors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

         7. Applications of Proceeds. The proceeds of any such sale, lease, license or other disposition of the Collateral hereunder shall be applied provided that any apportionment and application under this Section 7 shall be subject to any apportionment among the First Investors of the proceeds of the IES Collateral under the First Investors' Security Agreements (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, (ii) to the reasonable attorneys' fees and expenses incurred by the Agent and/or Secured Parties in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, (iii) to satisfaction of the Obligations, and (iv) to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtors any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 12% per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Agent and/or Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Agent and/or Secured Parties.

         8. Costs and Expenses. The Debtors agree to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including, without


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limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Agent and/or Secured Parties might prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent and/or Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent and/or Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

         9. Responsibility for Collateral. Each Debtor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of such Debtor hereunder, under the Debentures or under the Security Agreement shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

         10. Security Interests Absolute. All rights of the Secured Parties and all Obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures, the Security Agreement or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures, the Security Agreement or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Debtors, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Debtors' obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

         11. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Debentures have been made in full or otherwise converted pursuant to the terms thereof and all other Obligations have been paid or discharged. Upon such termination, the Secured Parties, at the request and at the expense of the Debtors, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

         12. Power of Attorney; Further Assurances. (a) Each Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Debtors' true and lawful attorney-in-fact, with power, in its own name or in the name of the Debtors, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Secured Parties, and at the Debtors' expense, at any time, or from time to time, all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement, the Debentures and the Security Agreement, all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

              (b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule A, attached hereto, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the United States Copyrights Office, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of the Security Interests in all the Collateral.

              (c) Each Debtor hereby irrevocably appoints the Secured Parties as such Debtors' attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, from time to time in the Secured Parties' discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                  (i) To modify, in its sole discretion, this Agreement without first obtaining the Debtors' approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by the Debtors after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which the Debtors no longer has or claims any right, title or interest; and

                  (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Debtors where permitted by law.

         13. Agent.

              (a) Actions The Agent shall at all times act upon and in accordance with written instructions received from a Majority-in-Interest (as defined in Section 16) time to time. The Agent shall be deemed to be authorized on behalf of each Secured Party to act on behalf of such Secured Party under this Agreement and the Security Agreement and, in the absence of written instructions from a Majority-in-Interest (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or Security Agreement by the Debtors. By accepting their Debentures, each Secured Party shall be deemed to have agreed to indemnify the Agent (which agreement shall survive any termination of such Secured Party's percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Debentures and the Security Agreement, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Debtors under this Agreement, the Debentures or the Security Agreement, in all cases as to which the Agent is not reimbursed by the Debtors; provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Debentures or under Security Agreement, or to prosecute or defend any suit in respect of this Agreement or under the Debentures or under the Security Agreement, unless the Agent is indemnified to its reasonable satisfaction by the Secured Parties against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

              (b) Exculpation. Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement, the Debentures or the Security Agreement, or in connection herewith or therewith, except for its own willful misconduct or gross negligence or be responsible for the consequences of any error in judgment. Neither the Agent nor any of its directors, officers, partners, members, shareholders, employees or agents has any fiduciary relationship with any Secured Party by virtue of this Agreement or the Security Agreement. The Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency this Agreement, the Debentures or the Security Agreement, the financial condition of the Debtors or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Debentures or the Security Agreement, the financial condition of the Debtors or the existence or possible existence of any default or event of default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have presented by a proper person.

              (c) Obligations Held by the Agent. The Agent shall have the same rights and powers with respect to any Debentures held by it or any of its affiliates, as any Secured Party and may exercise the same as if it were not the Agent. Each of the Debtors and the Secured Parties hereby waives, and each successor to any Secured Party shall be deemed to waive, any right to disqualify any Secured Party from serving as the Agent or any claim against that Secured Party for serving as Agent.

              (d) Copies, etc. The Agent shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Agent by the Debtors pursuant to the terms of this Agreement. The Agent will distribute to each Secured Party each instrument and other agreement received for its account and copies of all other communications received by the Agent from a Debtor for distribution to the Secured Parties by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Debtors under this Agreement shall be effected by the Secured Parties through the Agent.

              (e) Resignation of Agent. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Debtors and all the Secured Parties, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, a Majority-in-Interest may jointly appoint another Secured Party as a successor Agent which shall thereupon become the Agent hereunder. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

              (f) Replacement of Agent. A Majority-in-Interest may at any time and for any reason replace the Agent with a successor Agent jointly selected by them, upon at least ten days written notice to the Debtors and the other Secured Parties. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the terminated Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the terminated Agent shall be discharged from its duties and obligations under this Agreement.

         14. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof,
(iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

                  If to the Debtors:        Arotech Corporation
                                            632 Broadway, Suite 1200
                                            New York, NY 10012
                                            Facsimile No.: (646) 654-2187
                                            Attn:  Chief Executive Officer

                  With a copy to:           Electric Fuel (E.F.L.) Ltd.
                                            One HaSolela Street, POB 641
                                            Western Industrial Park
                                            Beit Shemesh 99000, Israel
                                            Facsimile No.: 011-972-2-990-6688
                                            Attn.: General Counsel

                  If to Secured Parties:    To the address set forth under such
                                            Secured Parties' name on the
                                            signature pages hereto.

         15. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties' rights and remedies hereunder.

         16. Actions by Secured Parties. Any action required or permitted hereunder to be taken by or on behalf of the Secured Parties shall, for such action to be valid, require the approval of the Majority-in-Interest prior to the taking of such action. If the consent, approval or disapproval of the Secured Parties is required or permitted pursuant to this Agreement, such consent, approval or disapproval shall only be valid if given by the Majority-in-Interest. "Majority-in-Interest" means the Secured Party or Secured Parties (as the case may be) holding in excess of a majority of the outstanding aggregate principal amount under the Debentures, determined on a cumulative basis.

         17. Miscellaneous. (a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder, under the Debentures or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

              (b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby, by the Debentures, by the Security Agreement or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

              (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement signed by the parties.

              (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

              (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

              (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

              (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

              (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non convenient. If either party shall commence an action or a proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

              (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION. THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

              (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                              * * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                         Arotech Corporation



                         By:
                               -----------------------------------------------
                         Name:
                         Title:



                         I.E.S. DEFENSE SERVICES, INC.


                         By:
                            -------------------------------------------------
                         Name:
                         Title:



                         IES INTERACTIVE TRAINING, INC.


                         By:
                            -------------------------------------------------
                         Name:
                         Title:

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                               SMITHFIELD FIDUCIARY LLC

                               By:_____________________________________
                               Name:
                               Title:



                               Address for Notice:

                               c/o Highbridge Capital Management, LLC
                               9 West 57th Street, 27th Floor
                               New York, New York  10019
                               Attention:  Ari J. Storch / Adam J. Chill
                               Facsimile No.:  (212) 751-0755
                               Telephone No.:  (212) 287-4720

                               With a copy to:

                               Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, New York  10022
                               Facsimile No.:  (212) 593-5955
                               Telephone No.:  (212) 756-2376
                               Attention: Eleazer Klein, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                                OMICRON MASTER TRUST


                                By:_____________________________________
                                Name:
                                Title:

                                Address for Notice:

                                c/o Omicron Capital L.P.
                                810 Seventh Avenue
                                39th Floor
                                New York, New York 10019
                                Attention:  Brian Daly
                                Facsimile:  (212) 803-5269
                                Telephone:  (212) 803-5263

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                           PORTSIDE GROWTH AND OPPORTUNITY FUND



                           By:______________________________
                           Name:
                           Title:



                           Address for Notice:

                           c/o Ramius Capital Group, L.L.C.
                           666 Third Avenue, 26th Floor
                           New York, New York 10006
                           Facsimile No.: (212) 845-7999
                           Telephone No.: (212) 845-7917
                           Attention:     Jeffrey Solomon
                                          Jeffrey Smith

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                                    MAINFIELD ENTERPRISES INC.



                                    By:_____________________________________
                                    Name:
                                    Title:



                                    Address for Notice:

                                    c/o Cavallo Capital Corp.
                                    660 Madison Avenue, 18th Floor
                                    New York, New York  10021
                                    Attention:  Mor Sagi
                                    Facsimile:  (212) 651-9010
                                    Telephone:  (212) 651-9005

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                                  CRANSHIRE CAPITAL L.P.



                                  By:_____________________________________
                                  Name:
                                  Title:



                                  Address for Notice:

                                  c/o Downsview Capital, Inc.
                                  The General Partner
                                  666 Dundee Road, Suite 1901
                                  Northbrook, IL  60062
                                  Attention:  Mitchell D. Kopin
                                  Facsimile:  (847) 562-9031
                                  Telephone:  (847) 562-9030

         IN WITNESS WHEREOF, the parties hereto have caused this IP Security Agreement to be duly executed on the day and year first above written.

                              CLEVELAND OVERSEAS LTD.



                              By:_________________________________
                              Name:
                              Title:

                              Address for Notice:


                              ------------------------------------

                              ------------------------------------

                              ------------------------------------

                              Facsimile No.:    (___) ___-____
                              Telephone No.: (___) ___-____
                              Attention:  _________________

                                    EXHIBIT A

                                   Copyrights

                               Registration          Registration
Description                       Number                 Date
------------------ ----------------------------- -----------------------

                                    EXHIBIT B

                                     Patents

                               Registration          Registration
Description                       Number                 Date
------------------ ----------------------------- -----------------------

                                    EXHIBIT C

                                   Trademarks

                               Registration          Registration
Description                       Number                 Date
------------------ ----------------------------- -----------------------

                                   SCHEDULE A

Jurisdictions: